                                PRICING AGREEMENT


Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

                                                                  June 28, 1995

Ladies and Gentlemen:

     Bemis Company, Inc., a Missouri corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 28, 1995 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. and J.P. Morgan Securities Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                   Very truly yours,

                                   Bemis Company, Inc.


                                   By: Benjamin R. Field, III
                                      -----------------------------
                                   Name:Benjamin R. Field, III
                                   Title:Senior Vice President and
                                        Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.


By: /s/  Goldman, Sachs & Co.
   ---------------------------
     (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                      Principal
                                                      Amount of
                                                     Designated
                                                     Securities
                                                        to be
                    Underwriter                       Purchased
                    -----------                      -----------

Goldman, Sachs & Co. . . . . . . . . . . . . . . .  $ 50,000,000
J.P. Morgan Securities Inc.. . . . . . . . . . . .    50,000,000

                                                    ------------
          Total. . . . . . . . . . . . . . . . . .  $100,000,000
                                                    ------------
                                                    ------------

                                   SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

     6.70% Notes due 2005

AGGREGATE PRINCIPAL AMOUNT:

     $100,000,000

PRICE TO PUBLIC:

     99.768% of the principal amount of the Designated Securities, plus accrued interest from July 1, 1995 to July 5, 1995

PURCHASE PRICE BY UNDERWRITERS:

     99.118% of the principal amount of the Designated Securities, plus accrued interest from July 1, 1995 to July 5, 1995

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

TIME OF DELIVERY:

     9:00 a.m. (Minneapolis time), July 5, 1995

INDENTURE:

     Indenture, dated as of June 15, 1995, between the Company and First Trust National Association, as Trustee

MATURITY:

     July 1, 2005

INTEREST RATE:

     6.70%

INTEREST PAYMENT DATES:

     January 1 and July 1 of each year, commencing January 1, 1996

REGULAR RECORD DATES:

     The close of business on the December 15 and June 15 immediately preceding the next Interest Payment Date

REDEMPTION PROVISIONS:

     No provisions for redemption

SINKING FUND PROVISIONS:

     No sinking fund provisions

DEFEASANCE PROVISIONS:

     As provided in the Indenture

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     The offices of Dorsey & Whitney P.L.L.P., 220 South Sixth Street, Minneapolis, Minnesota 55402

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Goldman, Sachs & Co.
     Credit Department
     85 Broad Street
     New York, New York 10004
     Attn:  Credit Control
     Telephone:  (212) 902-3711
     Facsimile:  (212) 357-8680

     J.P. Morgan Securities Inc.
     60 Wall Street, Third Floor
     New York, New York  10260
     Attn:  Syndicate Desk
     Telephone:  (212) 648-0650
     Facsimilie:  (212) 648-5909